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                                                      REGISTRATION NO. 333-27895

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  AMENDMENT 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                RYMER FOODS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
          DELAWARE                       2013                      36-1343930
(STATE OR OTHER JURISDICTION (PRIMARY STANDARD INDUSTRIAL        (IRS EMPLOYER
             OF              CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)
      INCORPORATION OR
       ORGANIZATION)

                           4600 SOUTH PACKERS AVENUE
                            CHICAGO, ILLINOIS 60609
                                  773-927-7777
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              MR. P. EDWARD SCHENK
                                RYMER FOODS INC.
                           4600 SOUTH PACKERS AVENUE
                            CHICAGO, ILLINOIS 60609
                                  773-927-7777
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                            JOHN H. HEUBERGER, ESQ.
                                RUDNICK & WOLFE
                      203 NORTH LASALLE STREET, SUITE 1800
                            CHICAGO, ILLINOIS 60601
                                 (312) 368-4000
                          (312) 236-7516 (TELECOPIER)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a),
MAY DETERMINE.

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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Delaware law provides a statutory framework for indemnification of directors and officers against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. Section 145 of the General Corporation Law of Delaware
("Section 145") provides that a director or officer of a corporation (i) shall be indemnified by the corporation for expenses in defense of any action or proceeding if the director or officer is sued by reason of his service to the corporation, to the extent that such person has been successful in defense of such action or proceeding, or in defense of any claim, issue or matter raised in such litigation, (ii) may, in actions other than actions by or in the right of the corporation (such as derivative actions), be indemnified for expenses, judgments, fines, amounts paid in settlement of such litigation, and other amounts, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he did not have reasonable cause to believe this conduct was unlawful), and (iii) may be indemnified by the corporation for expenses (but not judgments or settlements) of any action by the corporation or of a derivative action (such as a suit by a stockholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the director was adjusted liable to the corporation.

     Under Section 145, the permissive indemnification described in clauses (ii) and (iii) or the previous paragraph may be made only upon a determination, by
(a) a majority of a quorum of disinterested directors, (b) the stockholders, or
(c) under certain circumstances, by independent legal counsel in a written opinion, that indemnification is proper in the circumstances because the applicable standard of conduct has been met. Under Section 145, the Board may authorize the advancement of litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that such director or officer is not entitled to indemnification.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS:

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
EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   2.1     Disclosure Statement in connection with Pre-Petition
           Solicitations of Ballots for the Rymer Foods Inc.
           Prepackaged Plan of Reorganization under Chapter 11 of the
           United States Bankruptcy Code (included as Part III of the
           Proxy Statement/Prospectus).
   2.2     Rymer Foods Inc.'s Prepackaged Plan of Reorganization under
           Chapter 11 of the United States Bankruptcy Code (included in
           Part IV of the Proxy Statement/Prospectus).
   3.2     Form of charter amendment to reduce the par value of Rymer common stock from $1.00 per share to $.04. (Item 3, Part II of the Proxy Statement/Prospectus).
   4.8     Form of Indenture between Rymer Foods Inc. and Continental
           Stock Transfer and Trust Company, dated as of April 7, 1993,
           (as Supplemented) (incorporated by reference to Exhibit 4.8 to Registrant's 10Q as filed on March 17, 1995).
   5       Opinion of Counsel regarding validity of common stock, par value $0.04 per share.

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
EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   8       Opinion of counsel of Rudnick & Wolfe regarding tax matters.
  10.1     Form of 1997 Stock Option Plan (included as Appendix A to
           Part II to the Proxy/Prospectus).
  10.2     Form of New Employment Agreement for Mr. P.E. Schenk.
  10.3     Form of New Employment Agreement for Mr. Edward Hebert.
  21.      Subsidiaries of the Registrant (incorporated by reference to
           Exhibit 22 to the Annual Report on Form 10K of Rymer Foods
           Inc. for the fiscal year ended October 26, 1996).
  23.      Consent of experts and counsel:
           (a) Coopers and Lybrand L.L.P. (filed herewith)
           (b) Rudnick & Wolfe (included in the opinion to be filed as
           Exhibit 5)
  24.      Power of Attorney executed by the following directors and
           officers of Rymer Foods Inc. authorizing the execution of
           the Registration Statement and any amendments thereto (filed herewith):
           P. Edward Schenk
                       Samuel I. Bailin
                       Joseph Colonnetta
                       David E. Jackson
                       Hannah Strasser
  99.1     Form of Letter of Transmittal for Senior Notes
  99.2     Form of Proxy for the Common Stock
  99.3     Form of Master Ballot for Senior Notes
  99.4     Form of Ballot for Senior Notes
  99.5     Form of Master Ballot for Common Stock
  99.6     Form of Ballot for Common Stock

     (B) FINANCIAL STATEMENT SCHEDULES

     Supplemental schedules are omitted because they either are not applicable or equivalent information has been included in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

     (a) (1) The registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by referenced in the prospectus to provide such interim financial information.

        (2) The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

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        (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (4) (a) Insofar as indemnification (other than insurance pursuant to Item 20 above) for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (b) The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

            (c) The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject or an included in the Registration Statement when it became effective.

            (d) The registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) to include any prospectus required by section 10(a)(3)
                 of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events
                 arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (section 230.424(b) of this chapter) if, in the

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                      aggregate, the changes in volume and price
                 represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (ii) to include any material information with respect to
                 the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 23, 1997.

                                          RYMER FOODS INC.
                                          (Registrant)

                                          By:
                                              /s/ P. EDWARD SCHENK
                                            ------------------------------------
                                                      P. Edward Schenk
                                                   Chairman of the Board,
                                                Chief Executive Officer and
                                                          President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated by Power of Attorney.

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
                     SIGNATURES                                      TITLE                    DATE
                     ----------                                      -----                    ----
                /s/ P. EDWARD SCHENK                   Chairman of the Board, Chief       May 23, 1997
----------------------------------------------------   Executive Officer, President and
                  P. Edward Schenk                     Director (Principal Executive
                                                       Officer)

                /s/ EDWARD M. HEBERT                   Senior Vice President, Chief       May 23, 1997
----------------------------------------------------   Financial Officer and Treasurer
                  Edward M. Hebert                     (Principal Financial Officer and
                                                       Principal Accounting Officer)

                /s/ SAMUEL I. BAILIN                   Director                           May 23, 1997
----------------------------------------------------
                  Samuel I. Bailin

                /s/ JOSEPH COLONNETTA                  Director                           May 23, 1997
----------------------------------------------------
                  Joseph Colonnetta

                /s/ DAVID E. JACKSON                   Director                           May 23, 1997
----------------------------------------------------
                  David E. Jackson

                 /s/ HANNAH STRASSER                   Director                           May 23, 1997
----------------------------------------------------
                   Hannah Strasser
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